UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) June 18, 2007
NOVAVAX, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-26770	22-2816046
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9920 Belward Campus Drive
Rockville, Maryland	20850
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(240) 268-2000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On June 15, 2007, Novavax, Inc. (the “Company”) entered into amendment agreements (the “Amendments”) with each of the holders of the outstanding 4.75% senior convertible notes (“Notes”) to amend the terms of the Notes. Currently, $22,000,000 aggregate principal amount remains outstanding under the Notes.
The Amendments (i) lower the conversion price from $5.46 to $4.00, (ii) eliminate the holders’ right to require the Company to redeem the Notes if the weighted average price of the Company’s common stock is less than the conversion price on 30 of the 40 consecutive trading days preceding July 19, 2007 or July 19, 2008 and (iii) mandate that the Notes to be converted into Company common stock if the weighted average price of the Company’s common stock is greater than $7.00 (a decrease from $9.56) in any 15 out of 30 consecutive trading days after July 19, 2007.
Copies of the Amendments are attached to this report as Exhibits 10.1, 10.2 and 10.3 and are incorporated herein by reference.
The Company issued a press release announcing the Amendments on June 18, 2007. A copy of the release is furnished with this report as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits
Exhibits
10.1	Amendment Agreement by and between Novavax, Inc. and Smithfield Fiduciary LLC, dated June 15, 2007

10.2	Amendment Agreement by and between Novavax, Inc. and SF Capital Partners Ltd., dated June 15, 2007

10.3	Amendment Agreement by and between Novavax, Inc. and Portside Growth and Opportunity Fund, dated June 15, 2007

99.1	Press release issued by Novavax, Inc., dated June 18, 2007

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Novavax, Inc. (Registrant)
June 18, 2007	By:	/s/ Len Stigliano
	Name:	Len Stigliano
	Title:	Interim Chief Financial Officer

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